Exhibit 99.1

FOR IMMEDIATE RELEASE

EXTERRAN PARTNERS, L.P. PRICES

PRIVATE OFFERING OF $350 MILLION OF 6% SENIOR NOTES

HOUSTON—(BUSINESS WIRE) —Mar. 31, 2014—Exterran Partners, L.P. (NASDAQ: EXLP) (“Exterran Partners”) today announced that it has increased the size of its previously announced private offering of senior notes due 2022 to $350.0 million from $300.0 million. The senior notes carry a coupon interest rate of 6% and are being sold at 98.371% of par, which equates to an effective yield to maturity of 6.25%. Exterran Partners intends to use all of the net proceeds of this offering (i) to fund a portion of the purchase price of its pending acquisition of natural gas compression assets from MidCon Compression, L.L.C. (“MidCon”), and (ii) for the repayment of borrowings outstanding under its revolving credit facility. Amounts repaid under its revolving credit facility may be reborrowed in accordance with the terms of the facility. Pending such use, all of the proceeds from this offering (less initial purchaser discounts) will be placed into an escrow account. The offering is expected to close on April 7, 2014, subject to the satisfaction of customary closing conditions.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes may only be offered and sold to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons pursuant to Regulation S. This announcement is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy the notes.

Exterran Partners is the leading provider of natural gas contract operations services to customers throughout the United States.

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding Exterran Partners’ plans to privately offer $350.0 million of senior notes, the completion of such private offering, the intended use of net proceeds from the proposed offering, the pending acquisition from MidCon and the impact of market conditions on such offering.

While Exterran Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: changes in the capital and financial markets that impact the effect of the pending acquisition from MidCon; the failure to satisfy various other conditions to the closing of the acquisition; market conditions, local, regional and national economic conditions and the impact they may have on  Exterran Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; changes in safety, health, environmental and other regulations; and the performance of Exterran Holdings, Inc.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2013 and those set forth from time to time in Exterran Partners’ filings with the Securities and Exchange Commission. Except as required by law, Exterran Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Source: Exterran Partners, L.P.

Exterran Partners, L.P.
Investors:
David Oatman, 281-836-7035

David Miller, 281-836-7895
or
Media:
Susan Moore, 281-836-7398